Exhibit 99.1

Exhibit 99.1 - News Release – Third fiscal quarter ended June 28, 2020.

4600 E. 53rd St.

Davenport, IA 52807

www.lee.net

NEWS RELEASE

Lee Enterprises reports third quarter results

Exceeded high end of revenue and Adjusted EBITDA outlook

Generated $36.7 million in Excess Cash Flow

On track to achieve $100 million in cost synergies by the end of FY2021

DAVENPORT, Iowa (August 6, 2020) — Lee Enterprises, Incorporated (NYSE: LEE), a leading provider of high quality, trusted, local news, information and a major platform for advertising in 77 markets, today reported third quarter fiscal 2020 financial results(1) for the period ended June 28, 2020.

The discussion below reflects operating results of Lee including (i) our actual GAAP results, which reflect a full quarter of Lee Legacy(2), BHMG(2) and Buffalo(2) and year to date period of Legacy Lee results and 15 weeks of results of BHMG and Buffalo, (ii) pro forma results, which reflect the consolidated operations, adjusted as if Lee had owned BHMG and Buffalo for the entire period presented, and (iii) Adjusted EBITDA(3), which is our non-GAAP measure of operating results, calculated based on actual results (with 15 weeks included in the 39 weeks ended June 28, 2020) and on a pro forma basis (assuming BHMG and Buffalo were owned for the entire period).

	13 Weeks Ended	39 Weeks Ended	39 Weeks Ended	52 Weeks Ended
	June 28,	June 28,	June 28,	June 28,
	2020	2020	2020	2020
(in Thousands)	Actual	Actual	Pro Forma	Pro Forma

Total operating revenue	182,528	426,238	630,027	860,576
Income (loss) attributable to Lee Enterprises, Incorporated	(1,275)	(1,320)	19,334	22,592
Adjusted EBITDA	26,303	71,798	96,960	135,049

“We remain committed to providing high quality, trusted local news to our huge audiences and supporting our local advertisers during these uncertain times”, said Kevin Mowbray, President and Chief Executive Officer. “It is vital in our local markets to have a strong, local voice covering critical issues, and our newsrooms are steadfast in that endeavor. I am incredibly proud of the way our organization has responded in the current circumstances,” Mowbray added.

“We are pleased with our third quarter operating results, despite the significant disruption from the COVID-19 pandemic. We exceeded the high end of our revenue outlook and also exceeded the high end of our Adjusted EBITDA outlook. Revenue from subscriptions and TownNews were strong and stable in the third quarter. These revenue streams are predominately contract-based and represented more than half of our total operating revenue in the quarter,” said Mowbray.

“As we evaluate our post pandemic operating strategy, we are focused on strategic innovations that meet the needs of our readers and advertisers. To that end, our digital only subscriber base now totals 222,000, a 35.1% annualized increase over the March 2020 subscriber base and a 72.9% increase over June of last year, on a pro forma basis. We expect to continuously grow our digital only subscriber base,” Mowbray added.

“We continue to support advertisers in our local markets with the matching grant program, an initiative that generated $4.6 million of advertising revenue in the quarter,” Mowbray added. “While advertising revenue continues to be off historical trends, we did see continuous and substantial improvement each month throughout the quarter, and are seeing that continue into July,” Mowbray added.

Tim Millage, Vice President, Chief Financial Officer and Treasurer, said, “We generated $36.7 million of Excess Cash Flow(4) in the third quarter which was used to repay debt in the fourth quarter. Additionally, we made significant progress on our business transformation initiatives and remain highly confident in our ability to achieve $100 million in cost synergies by the end of fiscal year 2021.

Third Quarter Operating Results

•

Operating revenue totaled $182.5 million, an increase of 43.4%, as a result of acquired revenue of $91.2 million from BHMG and Buffalo, offset by the negative impact from the COVID-19 pandemic. Total operating revenue on a pro forma basis decreased 25.0% in the quarter.

•	Subscription revenue totaled $88.5 million, an increase of 89.9%, including the impact of acquisitions. Subscription revenue represented 48.5% of our total operating revenue.
•	TownNews revenue increased 7.7% on a standalone basis and totaled $24.6 million over the last twelve months.
•

Advertising revenue increased 18.3% including the impact of acquisitions and totaled $77.8 million. Pro forma advertising revenue declined 39.4% as a result of the negative impacts from the COVID-19 pandemic.

•	Digital advertising and marketing services revenue totaled $25.8 million, or 33.1% of total advertising revenue. Legacy Lee digital advertising represents 45.9% of total advertising revenue.
•	Total digital revenue was $42.4 million, representing 23.2% of operating revenue.
•	Digital only subscribers totaled nearly 222,000, with a 72.9% increase over the prior year at Legacy Lee, and page views were up 8.4%, excluding acquisitions and including MNI and TNI(5).
•

Operating expenses increased 57.9% due to the impacts of the acquisitions, offset by continued business transformation efforts. Pro forma Cash Costs(3) declined 21.8%, due to the combination of temporary and permanent cost actions taken in the quarter in response to the COVID-19 pandemic.

•	Adjusted EBITDA totaled $26.3 million, $2.8 million higher than the upper bound of our previous outlook.

Year-To-Date Operating Results

•

Operating revenue totaled $426.2 million in the 39 weeks ended June 28, 2020, an increase of 10.4%, as a result of acquired revenue of $105.8 million, partially offset by continuing declines of print trends and negative impacts from the COVID-19 pandemic. Total operating revenue on a pro forma basis was $621.5 million.

•	Operating expenses increased 16.6%, as a result of $98.3 million in acquired operating expenses, offset by continued business transformation efforts. Pro forma Cash Costs declined 13.9%.
•	Adjusted EBITDA totaled $71.8 million. Pro forma Adjusted EBITDA totaled $97.0 million.

Debt and Liquidity

On March 16, 2020, the Company closed on the comprehensive refinancing of all of its outstanding debt(4). The $576 million in financing has a fixed annual interest rate of 9.0%, mandatory payments based on the Company’s Excess Cash Flow (as defined in the credit agreement), no financial performance covenants and a 25-year maturity.

As of and for the 13-weeks ended June 28, 2020:

•	Cash on the balance sheet totaled $56.7 million.
•	Excess Cash Flow for the third quarter totaled $36.7 million and was used to repay debt in the fourth quarter.
•	The principal amount of debt was $576.0 million.
•	Capital expenditures totaled $1.5 million.
•	No pension contributions were made in the quarter.

In response to the pandemic, the Company has focused on preserving liquidity and took the following actions:

•	Reduced expenses in the third quarter by more than $10.0 million through furloughs and compensation reductions, reductions in force, and cancelling all non-essential spending.
•	Reduced capital expenditures for fiscal year 2020 by more than 25%.
•	Eliminated pension contributions for the remainder of the fiscal year by taking advantage of funding deferral provided in the CARES Act(6).
•	Deferred payment of FICA payroll taxes, as allowed by the CARES Act.

Conference Call Information

As previously announced, we will hold an earnings conference call and audio webcast today at 9 a.m. Central Time. The live webcast will be accessible at www.lee.net and will be available for replay two hours later. Several analysts have been invited to ask questions on the call. Questions from other participants may be submitted by participating in the webcast. The call also may be monitored on a listen-only conference line by dialing (toll free) 800-309-1256 and entering a conference passcode of 370891 at least five minutes before the scheduled start. Participants on the listen-only line will not have the opportunity to ask questions.

ABOUT LEE

Lee Enterprises is a leading provider of local news and information, and a major platform for advertising, with daily newspapers, rapidly growing digital products and nearly 350 weekly and specialty publications serving 77 markets in 26 states. Year to date, Lee's newspapers have average daily circulation of 1.2 million, and our legacy websites, including acquisitions, reach more than 43 million digital unique visitors. Lee's markets include St. Louis, MO; Buffalo, NY; Omaha, NE; Richmond, VA; Lincoln, NE; Madison, WI; Davenport, IA; and Tucson, AZ. Lee Common Stock is traded on the New York Stock Exchange under the symbol LEE. For more information about Lee, please visit www.lee.net.

FORWARD-LOOKING STATEMENTS — The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. This release contains information that may be deemed forward-looking that is based largely on our current expectations, and is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those anticipated. Among such risks, trends and other uncertainties, which in some instances are beyond our control, are:

•	Revenues may continue to diminish or declines in revenue could accelerate as a result of the COVID-19 pandemic;
•	Revenues may continue to be diminished longer than anticipated as a result of the COVID-19 pandemic;
•	The COVID-19 pandemic may result in material long-term changes to the publishing industry which may result in permanent revenue reductions for the Company and other risks and uncertainties;
•	We may experience increased costs, inefficiencies and other disruptions as a result of the COVID-19 pandemic;
•	We may be required to indemnify the previous owners of the BH Media Newspaper Business or the Buffalo News for unknown legal and other matters that may arise;
•	Our ability to generate cash flows and maintain liquidity sufficient to service our debt;
•	Our ability to manage declining print revenue and circulation subscribers;
•	That the warrants issued in our 2014 refinancing will not be exercised;
•	The impact and duration of adverse conditions in certain aspects of the economy affecting our business;
•	Changes in advertising and subscription demand;
•	Changes in technology that impact our ability to deliver digital advertising;
•	Potential changes in newsprint, other commodities and energy costs;
•	Interest rates;
•	Labor costs;
•	Significant cyber security breaches or failure of our information technology systems;
•	Our ability to achieve planned expense reductions and realize the expected benefit of our acquisitions;
•	Our ability to maintain employee and customer relationships;
•	Our ability to manage increased capital costs;
•	Our ability to maintain our listing status on the NYSE;
•	Competition; and
•	Other risks detailed from time to time in our publicly filed documents.

Any statements that are not statements of historical fact (including statements containing the words “may”, “will”, “would”, “could”, “believes”, “expects”, “anticipates”, “intends”, “plans”, “projects”, “considers” and similar expressions) generally should be considered forward-looking statements. Statements regarding our plans, strategies, prospects and expectations regarding our business and industry, including statements regarding the impacts that the COVID-19 pandemic and our responses thereto may have on our future operations, are forward-looking statements. They reflect our expectations, are not guarantees of performance and speak only as of the date the statement is made. Readers are cautioned not to place undue reliance on such forward-looking statements, which are made as of the date of this release. We do not undertake to publicly update or revise our forward-looking statements, except as required by law.

Contact:

IR@lee.net

(563) 383-2100

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	13 Weeks Ended			39 Weeks Ended
	June 28,	June 30,	Percent	June 28,	June 30,	Percent
(Thousands of Dollars, Except Per Share Data)	2020	2019	Change	2020	2019	Change

Advertising and marketing services	77,754	65,754	18.2	204,426	204,651	(0.1)
Subscription	88,517	46,620	89.9	176,655	137,965	28.0
Other	16,257	14,910	9.0	45,157	43,573	3.6
Total operating revenue	182,528	127,284	43.4	426,238	386,189	10.4
Operating expenses:
Compensation	72,396	45,373	59.6	164,330	140,197	17.2
Newsprint and ink	7,572	5,230	44.8	16,629	17,394	(4.4)
Other operating expenses	77,440	48,157	60.8	178,744	145,915	22.5
Cash costs	157,408	98,760	59.4	359,703	303,506	18.5
Total operating revenue less cash costs	25,120	28,524	(11.9)	66,535	82,683	(19.5)
Depreciation and amortization	11,201	7,347	52.5	25,196	22,263	13.2
Assets loss (gain) on sales, impairments and other, net	147	(195)	NM	(5,153)	(212)	NM
Restructuring costs and other	2,865	2,792	2.6	6,422	5,612	14.4
Operating expenses	171,621	108,704	57.9	386,168	331,169	16.6
Equity in earnings of associated companies	842	1,451	(42.0)	3,773	5,298	(28.8)
Operating income	11,749	20,031	(41.3)	43,843	60,318	(27.3)
Non-operating income (expense):
Interest expense	(13,135)	(11,860)	10.8	(35,377)	(36,256)	(2.4)
Debt financing and administrative costs	—	(4,196)	NM	(11,865)	(6,053)	96.0
Other, net	1,027	3,702	(72.3)	3,309	2,730	21.2
Non-operating expenses, net	(12,108)	(12,354)	(2.0)	(43,933)	(39,579)	11.0
Income (loss) before income taxes	(359)	7,677	NM	(90)	20,739	NM
Income tax expense (benefit)	368	1,505	(75.5)	(92)	6,175	NM
Net income (loss)	(727)	6,172	NM	2	14,564	(100.0)
Net income attributable to non-controlling interests	(548)	(406)	35.0	(1,322)	(1,115)	18.6
Income (loss) attributable to Lee Enterprises, Incorporated	(1,275)	5,766	NM	(1,320)	13,449	NM

Earnings per common share:
Basic	(0.02)	0.10	NM	(0.02)	0.24	NM
Diluted	(0.02)	0.10	NM	(0.02)	0.24	NM

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(UNAUDITED)

The table below reconciles the non-GAAP financial performance measure of Adjusted EBITDA to net income, its most directly comparable GAAP measure:

	13 Weeks Ended		39 Weeks Ended
(Thousands of Dollars)	June 28,	June 30,	June 28,	June 30,
	2020	2019	2020	2019

Net income (loss)	(727)	6,172	2	14,564
Adjusted to exclude
Income tax expense	368	1,505	(92)	6,175
Non-operating expenses, net	12,108	12,354	43,933	39,579
Equity in earnings of TNI and MNI	(842)	(1,451)	(3,773)	(5,298)
Loss (gain) on sale of assets and other, net	147	(195)	(5,153)	(212)
Depreciation and amortization	11,201	7,347	25,196	22,263
Restructuring costs and other	2,865	2,792	6,422	5,612
Stock compensation	228	321	799	1,209
Add:
Ownership share of TNI and MNI EBITDA (50%)	955	1,806	4,464	6,486
Adjusted EBITDA	26,303	30,651	71,798	90,378

NOTES

(1)

This earnings release is a preliminary report of results for the periods included.  The reader should refer to the Company's most recent reports on Form 10-Q and on Form 10-K for definitive information.

(2)	On March 16, 2020 (the Closing Date), the Company closed the acquisition of the newspaper assets of BH Media Group (“BHMG”) and the stock of The Buffalo News, Inc. (“Buffalo”). Legacy Lee refers to the operating assets and results of operations of the Company prior to the Closing Date, and is synonymous with same store results.

(3)	The following are non-GAAP (Generally Accepted Accounting Principles) financial measures for which reconciliations to relevant GAAP measures are included in tables accompanying this release:
•

Adjusted EBITDA is a non-GAAP financial performance measure that enhances financial statement users overall understanding of the operating performance of the Company. The measure isolates unusual, infrequent or non-cash transactions from the operating performance of the business. This allows users to easily compare operating performance among various fiscal periods and how management measures the performance of the business. This measure also provides users with a benchmark that can be used when forecasting future operating performance of the Company that excludes unusual, nonrecurring or one time transactions. Adjusted EBITDA is a component of the calculation used by stockholders and analysts to determine the value of our business when using the market approach, which applies a market multiple to financial metrics. It is also a measure used to calculate the leverage ratio of the Company, which is a key financial ratio monitored and used by the Company and its investors. Adjusted EBITDA is defined as net income (loss), plus non-operating expenses, income tax expense, depreciation and amortization, assets loss (gain) on sales, impairments and other, restructuring costs and other, stock compensation and our 50% share of EBITDA from TNI and MNI, minus equity in earnings of TNI and MNI.

•

Cash Costs represent a non-GAAP financial performance measure of operating expenses which are measured on an accrual basis and settled in cash. This measure is useful to investors in understanding the components of the Company’s cash-settled operating costs. Periodically, the Company provides forward-looking guidance of Cash Costs, which can be used by financial statement users to assess the Company's ability to manage and control its operating cost structure. Cash Costs are defined as compensation, newsprint and ink and other operating expenses. Depreciation and amortization, assets loss (gain) on sales, impairments and other, other non-cash operating expenses and other expenses are excluded. Cash Costs also exclude restructuring costs and other, which are typically paid in cash.

(4)	The Company's debt is the $576 million term loan under a credit agreement with BH Finance LLC dated January 29, 2020 (the "Credit Agreement"). Excess Cash Flow is defined under the Credit Agreement as any cash greater than $20,000,000 on the balance sheet in accordance with GAAP at the end of each fiscal quarter, beginning with the quarter ending June 28, 2020.

(5)	TNI refers to TNI Partners publishing operations in Tucson, AZ. MNI refers to Madison Newspapers, Inc. publishing operations in Madison, WI.

(6)	On March 27, 2020, Congress approved the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) to address the economic impact associated with the COVID-19 virus.